Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Appleton Funds, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Appleton Funds for the six months ended June 30, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Appleton Funds for the stated period.

/s/ Daniel T. Buckley Daniel T. Buckley President	/s/ James I. Ladge James I. Ladge Treasurer
Dated: September 3, 2014	Dated: September 3, 2014

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by the Appleton Funds for purposes of Section 18 of the Securities Exchange Act of 1934.